EXHIBIT 4.04

                                                                             ISO


                  STOCK  OPTION  AGREEMENT  dated as of , between The Leslie Fay
Company,   Inc.,  a  Delaware  corporation   (referred  to  hereinafter  as  the
"Corporation"), and _______________ (the "Optionee").

                  In accordance with the provisions of The Leslie Fay Company, Inc. 1997 Management Stock Option Plan (referred to hereinafter as the "Plan"), the Compensation Committee (referred to hereinafter as the "Committee") of the Board of Directors of the Corporation (the "Board") has authorized the execution and delivery of this Agreement. Capitalized terms used herein without definition shall have the respective meanings ascribed to such terms in the Plan, a copy of which is attached hereto and made a part hereof.

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the Corporation and Optionee agree as follows:

                  1. Grant of Stock Option. Subject to all the terms and conditions of this Agreement and the Plan, the Corporation hereby grants to the Optionee on the date hereof an option (the "Stock Option") to purchase up to _________ shares of common stock, par value $.01 per share (the "Common Stock") of the Corporation (such number being subject to adjustment as provided in Section 11 of this Agreement). This Stock Option is intended to constitute an Incentive Stock Option within the meaning of section 422 of the Code.

                  2. Exercise Price. The exercise price per share of Common Stock covered by the Stock Option shall be $________.

                  3. Vesting. The Optionee's right to purchase shares under the Stock Option shall vest as follows: (i) with respect to 33% of the shares of Common Stock subject thereto on the first anniversary of the date of grant; (ii) with respect to an additional 33% of the shares of Common Stock subject thereto on the second anniversary of the date of grant; and (iii) with respect to an additional 34% of the shares of Common Stock subject thereto on the third anniversary of the date of grant. The right to purchase shares under this Stock Option shall be cumulative, so that if the full number of shares purchasable in a period shall not be purchased, the balance may be purchased at any time or from time to time thereafter, but not after the expiration of the Stock Option. The Optionee must be a full time active employee of the Corporation or any Affiliate on the respective vesting date as a condition to any non-vested portion becoming vested. The vesting requirements of this Section 3 shall be waived automatically and the Stock Option shall be fully vested upon a Change in Control.

                  4. Exercise. Vested portions of the Stock Option shall be exercisable in part or in full at any time after each corresponding vesting date, but no part of the Stock Option shall be exercisable after the expiration of ten years from the date hereof. Except as provided in Section 7 hereof, the Stock Option may not be exercised at any time unless the holder thereof is then a full time, active employee of the Corporation or one of its Affiliates. Rights under the Stock Option which have become vested may be exercised only as to full shares of Common Stock.

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                  5. Method of Exercising  Stock Option.  Subject to the vesting requirements, the Stock Option may be exercised by written notice of exercise to the Corporation, which notice shall specify the number of shares of Common Stock subject to the Stock Option to be purchased and shall be signed by the person exercising the Stock Option.

                  Such notice shall be accompanied by payment of the full purchase price by certified or bank check or, at the option of the Optionee, by delivery of unrestricted shares of Common Stock registered in the name of the Optionee duly assigned to the Corporation with the assignment guaranteed by a bank, trust company or member firm of the New York Stock Exchange, Inc., or by a combination of the foregoing. Any such shares so delivered by the Optionee upon exercise of a Stock Option (i) must have been held by the Optionee for such period of time and in such manner as is required by generally accepted accounting principles to prevent the exercise of the Stock Option from being deemed additional cash compensation to the Optionee chargeable against the earnings of the Corporation, and (ii) shall be deemed to have a value per share equal to the Fair Market Value of the shares on such date.

                  Payment for any shares subject to the Stock Option may also be made by delivering a properly executed exercise notice to the Corporation, together with a copy of irrevocable instructions to a broker to deliver promptly to the Corporation the amount of sale or loan proceeds necessary to pay the purchase price, and, if requested by the Optionee, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Corporation may enter into agreements for coordinated procedures with one or more brokerage firms.

                  No shares of Common Stock shall be issued until full payment therefor has been made. The Optionee shall have the rights of a stockholder of the Corporation holding the shares of Common Stock that are subject to the Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the Optionee has given written notice of exercise, has paid in full for such shares and, if requested, has represented to and agreed with the Corporation in writing that such Optionee is acquiring the shares without a view to the public resale or distribution thereof in violation of applicable securities laws; provided, however, that if the Optionee has elected to defer receipt of all or a portion of the shares of Common Stock subject to the Stock Option in accordance with procedures established by the Committee, the Optionee shall not have any rights as a stockholder with respect to such deferred shares unless and until shares of Common Stock are actually delivered to the Optionee with respect thereto, except to the extent otherwise determined by the Committee.

                  6. Limited Transferability of Stock Option. The Stock Option shall not be transferable by the Optionee other than by will or by the laws of descent and distribution. The Stock Option shall be exercisable, subject to the terms of this Agreement and the Plan, during the Optionee's lifetime, only by the Optionee or the guardian or legal representative of the Optionee named on the signature page to this Agreement.

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                  7.       Termination of Employment.

                           (a) If the Optionee's employment terminates by reason
of death, the Stock Option may thereafter be exercised, to the extent then exercisable, or on such accelerated basis as the Committee may determine, for a period of one year from the date of such death or until the expiration of the stated term of the Stock Option, whichever period is the shorter.

                           (b) If the Optionee's employment terminates by reason
of Disability, the Stock Option may thereafter be exercised by the Optionee, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine, for a period of three years from the date of such termination of employment or until the expiration of the stated term of the Stock Option, whichever period is the shorter, provided, however, that if the Optionee dies within such period, the Stock Option shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of the Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if the Stock Option is exercised after the expiration of the exercise periods that apply for purposes of section 422 of the Code, such option will thereafter be treated as a Nonqualified Stock Option.

                           (c) If the Optionee's employment terminates by reason
of Retirement, the Stock Option may thereafter be exercised by the Optionee, to the extent it was exercisable at the time of such Retirement, or on such accelerated basis as the Committee may determine, for a period of five years from the date of such termination of employment or until the expiration of the stated term of the Stock Option, whichever period is the shorter; provided, however that if the Optionee dies within such period the Stock Option shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of the Stock Option, whichever period, is shorter. In the event of termination of employment by reason of Retirement, if the Stock Option is exercised after the expiration of the exercise periods that apply for purposes of section 422 of the Code, such option will thereafter be treated as a Nonqualified Stock Option.

                           (d) Unless otherwise determined by the Committee: (i)
if the Optionee incurs a Termination of Employment for Cause, the Stock Option shall thereupon terminate; and (ii) if the Optionee incurs a Termination of Employment for any reason other than death, Disability or Retirement or for Cause, the Stock Option, to the extent then exercisable, or on such accelerated basis as the Committee may determine, may be exercised for the lesser of three months from the date of such Termination of Employment or the balance of the Stock Option's term; provided, however, that if the Optionee dies within such three-month period, the Stock Option shall continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated

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term of the Stock Option,  whichever period is the shorter.  Notwithstanding the foregoing, if the Optionee incurs a Termination of Employment at or after a Change in Control, or other than by reason of death, Disability or Retirement, the Stock Option shall be exercisable for the lesser of (1) six months and one day from the date of such Termination of Employment, and (2) the balance of the Stock Option's term. In the event of Termination of Employment, if the Stock Option is exercised after the expiration of the exercise periods that apply for purposes of section 422 of the Code, such option will thereafter be treated as Nonqualified Stock Option.

                  8. Cashing Out of Stock Option. On receipt of written notice of exercise, the Committee with the consent of the Optionee may elect to cash out all or part of the portion of the shares of Common Stock for which the Stock Option is being exercised by paying the Optionee an amount, in Cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock over the exercise price times the number of shares of Common Stock for which the Stock Option is being exercised on the effective date of such cash-out.

                  9. Change in Control Cash-Out. Notwithstanding any other provision of this Agreement or the Plan, during the 60-day period from and after a Change in Control (the "Exercise Period"), the Optionee shall have the right, whether or not the Stock Option is fully exercisable and in lieu of the payment of the exercise price for the shares of Common Stock being purchased under the Stock Option and by giving notice to the Corporation, to elect (within the Exercise Period) to surrender all or part of the Stock Option to the Corporation and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change in Control Price per share of Common Stock on the date of such election shall exceed the exercise price per share of Common Stock under the Stock Option (the "Spread") multiplied by the number of shares of Common Stock granted under the Stock Option as to which the right granted under this Section 9 shall have been exercised. Notwithstanding the foregoing, if any right granted pursuant to this Agreement would make a Change in Control transaction ineligible for pooling-of-interests accounting under APB No. 16, that but for the nature of such grant would otherwise be eligible for such accounting treatment, the Committee shall have the ability to substitute for the cash payable pursuant to such right Common Stock with a Fair Market Value equal to the cash that would otherwise be payable hereunder.

                  10. General Restriction. Notwithstanding any other provision of this Agreement or the Plan, if at any time the Board shall determine, in its discretion, that the registration or qualification of the shares subject to the Stock Option upon any securities exchange or under any state or federal law or regulation, or the consent, approval or permit of any state or federal governmental agency, is necessary or advisable as a condition of, or in connection with, the granting of the Stock Option or the issue or purchase of shares thereunder, the Corporation shall not be required to issue or deliver any certificate or certificates for shares of Common Stock purchased upon exercise of the Stock Option unless and until such listing, registration, qualification, consent, approval or permit shall have been effected or obtained free of any conditions not acceptable to the Board.

                                       -4-

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                  11.  Certain  Transactions.  In the  event  of any  change  in capitalization, such as a stock split or combination or in the case of any merger, consolidation, separation, including a spin-off, exchange of shares or other distribution of stock or property of the Corporation, any reorganization (whether or not such reorganization comes within the definition of such term in section 368 of the Code) or any partial or complete liquidation or dissolution of the Corporation, the Committee or Board may make such substitution or adjustments in the aggregate number and kind of shares subject to the Stock Option and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to the Stock Option shall always be a whole number.

                  12. Transfer of Shares. The certificates for shares purchased upon exercise of the Stock Option may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such shares.

                  13. Right to Employment. Nothing contained herein shall confer upon the Optionee any right to be continued in the employment of the Corporation or of any of its Affiliates or interfere in any way with the right of the Corporation or any of its Affiliates to terminate his employment at any time.

                  14. Definitions. Any terms or provisions used herein which are defined in the Code or the regulations thereunder or corresponding provisions of subsequent laws and regulations in effect at the time the Stock Option is granted shall have the respective meanings as therein defined.

                  15. Amendment. The Board or the Committee may, from time to time, require the modification or amendment of the terms of this Agreement; provided, however, that no termination, modification or amendment of this Agreement shall, without the consent of the Optionee, impair his rights hereunder.

                  16. Notices. Notices hereunder shall be in writing, and if to the Corporation, shall be delivered personally to the Treasurer of the Corporation or mailed to its principal office, The Leslie Fay Company, Inc. 1412 Broadway, 2nd Floor, New York, New York 10018, addressed to the attention of the Treasurer, and if to the Optionee, shall be delivered personally or mailed to the Optionee at his address as the same appears on the records of the Corporation.

                  17. Interpretation. All decisions and interpretations made by the Board or the Committee with regard to any question arising hereunder or under the Plan shall be binding and conclusive on the Corporation and the Optionee. In the event there is any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan shall govern.

                  18. Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and the successors and assigns of the Corporation and, to the extent provided herein, to the personal representatives, legatees and heirs of the Optionee.

                                       -5-

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                  19.  Governing  Law.  This  Agreement  shall be governed by an construed in accordance with the laws of the State of Delaware without regard to the conflict of laws principles thereof.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                          THE LESLIE FAY COMPANY, INC.

                                          -------------------------------
                                          Name:
                                          Title:


                                          -----------------------------------
                                                          [Optionee]

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